EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2003, relating to the financial statements, which is included in Telefonaktiebolaget LM Ericsson’s Annual Report on Form 20-F for the year ended December 31, 2002.

/s/    PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers AB

Stockholm, Sweden

July 17, 2003